UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2019

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California		94111
(Address of principal executive offices)		(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company ☐

Digital Realty Trust, L.P.:	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Digital Realty Trust, Inc.:  ☐

Digital Realty Trust, L.P.:  ☐

Introductory Note

Unless otherwise indicated or unless the context requires otherwise, all references in this report to “we,” “us,” “our,” “our company,” “the company” or “Digital Realty” refer to Digital Realty Trust, Inc., together with its consolidated subsidiaries, including Digital Realty Trust, L.P., our “operating partnership.”

Item 7.01.	Regulation FD Disclosure.

On January 11, 2019, Digital Realty issued a press release announcing that its operating partnership has commenced a cash tender offer (the “Tender Offer”) for any and all of its 5.875% Senior Notes due 2020 (the “2020 Notes”). The complete terms and conditions of the Tender Offer are set forth in an offer to purchase, related letter of transmittal and notice of guaranteed delivery (collectively, the “Tender Offer Documents”) that will be sent to registered holders of the 2020 Notes and be posted online at www.gbsc-usa.com/DigitalRealty. The Tender Offer will expire at 5:00 p.m., New York City time, on January 17, 2019, unless extended or earlier terminated (the “Expiration Time”).

The consideration for each $1,000 principal amount of the 2020 Notes validly tendered and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Tender Offer Documents by reference to a specified fixed spread for the 2020 Notes plus the yield based on the bid-side price of a specified U.S. Treasury Reference Security at 2:00 p.m., New York City time, on January 17, 2019, unless extended.

Holders will also receive accrued and unpaid interest on the 2020 Notes validly tendered and accepted for purchase from the last interest payment date up to, but not including, the date the operating partnership initially makes payment for such 2020 Notes, which date is anticipated to be January 18, 2019 (the “Settlement Date”). Notes tendered by notice of guaranteed delivery and accepted for purchase will be purchased on the third business day after the Expiration Time, but payment of accrued interest on such Notes will only be made to, but not including, the Settlement Date.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On January 11, 2019, Digital Realty also issued a press release announcing the offering of the Euro Notes described under Item 8.01 below. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 and Exhibit 99.2) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the company or the operating partnership under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

Euro Notes Offering

On January 11, 2019, Digital Euro Finco, LLC, a wholly owned indirect finance subsidiary of the operating partnership, commenced an offering of Euro-denominated Guaranteed Notes (the “Euro Notes”). The Euro Notes will be senior unsecured obligations of Digital Euro Finco, LLC and will be fully and unconditionally guaranteed by Digital Realty Trust, Inc. and the operating partnership. Consummation of the offering is subject to market and other conditions. The Euro Notes will be offered only outside the United States in reliance on Regulation S under the Securities Act. The Euro Notes have not been and will not be registered under the Securities Act and will not be offered or sold within the United States or to United States persons (within the meaning of Regulation S under the Securities Act) absent registration or an applicable exemption from the registration requirements. The final terms of the Euro Notes will be determined at the time of pricing.

We intend to allocate an amount equal to the net proceeds from the offering of the Euro Notes to finance or refinance, in whole or in part, certain green building, energy and resource efficiency and renewable energy projects (collectively, “Eligible Green Projects”), including the development and redevelopment of such projects. Pending the allocation of an amount equal to the net proceeds of the Euro Notes to Eligible Green Projects, all or a portion of an amount equal to the net proceeds may be used for the payment of outstanding indebtedness or other capital management activities. Such indebtedness to be redeemed or repaid is expected to include the 2020 Notes pursuant to the Tender Offer (as described under Item 7.01 above), by redemption or otherwise, and may include borrowings under the operating partnership’s global credit facilities, as well as other outstanding debt securities.

Closing of Ascenty Acquisition

On December 20, 2018, our Brazilian subsidiary, Stellar Participações Ltda., completed the previously announced acquisition of Ascenty, a leading data center provider in Brazil, from private equity firm Great Hill Partners in a transaction valued at approximately $1.8 billion (before contractual purchase price adjustments, transaction expenses, taxes and potential currency fluctuations). We financed the cash portion of the consideration (including contractual purchase price adjustments, transaction expenses and taxes) for the acquisition of Ascenty with approximately $747.0 million borrowed under our operating partnership’s global revolving credit facility, a $375.0 million unsecured short-term loan made to our operating partnership that bears interest at a floating rate or base rate, at the option of our operating partnership, plus a margin, which is 100 basis points as of December 31, 2018, based on the credit rating of our long-term senior unsecured debt, and a $600.0 million non-recourse five-year secured term loan made to Stellar Participações Ltda. that bears interest at a floating rate plus 4.25% or base rate plus 3.25%, at the option of Stellar Participações Ltda. In addition, our operating partnership issued approximately $287.0 million of its common units of limited partnership, and a joint venture vehicle issued approximately $25.0 million of its units of membership interest. As previously disclosed, we entered into an independent bilateral equity commitment letter with Brookfield Infrastructure Group, Inc., an affiliate of Brookfield Asset Management, Inc., which we collectively refer to herein as Brookfield, pursuant to which Brookfield has committed to acquire approximately 49% of the total equity interests in one or more joint venture entities that are expected to ultimately own Ascenty. The closing of Brookfield’s investment in the joint venture is expected to occur in the first quarter of 2019.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “would,” “should”, “estimates”, “could”, “intends”, “plans” or other similar expressions are forward-looking statements. Forward-looking statements involve significant known and unknown risks and uncertainties that may cause the company’s actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: timing and consummation of the offering of the Euro Notes and the Tender Offer; the intended use of the net proceeds from the offering of the Euro Notes; risks and uncertainties related to market conditions and satisfaction of customary closing conditions related to the offering of the Euro Notes and the Tender Offer; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which we operate, as detailed from time to time in each of our reports filed with the SEC. There can be no assurance that the proposed transactions will be consummated on the terms described herein or at all.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2017 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Digital Realty dated January 11, 2019

99.2	Press Release of Digital Realty dated January 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: January 11, 2019

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Secretary

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Secretary